Exhibit 4.1.1

                            DATED 20 MARCH 2002



                        GRANITE FINANCE FUNDING LIMITED



                             THE BANK OF NEW YORK



                              as Security Trustee



                                    -and -



                                CITIBANK, N.A.

                                 as Agent Bank



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                                 SECOND AMENDED
                    INTERCOMPANY LOAN TERMS AND CONDITIONS
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                          SIDLEY AUSTIN BROWN & WOOD
                             1 THREADNEEDLE STREET
                                LONDON EC2R 8AW
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937
                                 REF:528005V4

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                                   CONTENTS

CLAUSE                                                                 PAGE NO.

1.       Interpretation......................................................  1

2.       The Intercompany Loans..............................................  1

3.       Purpose.............................................................  3

4.       Limited Recourse....................................................  3

5.       Utilisation of the Intercompany Loans...............................  4

6.       Interest............................................................  5

7.       Repayment...........................................................  7

8.       Prepayment..........................................................  7

9.       Taxes...............................................................  8

10.      Illegality..........................................................  8

11.      Mitigation..........................................................  9

12.      Representations and Warranties of Funding...........................  9

13.      Covenants........................................................... 11

14.      Default............................................................. 14

15.      Default Interest and Indemnity...................................... 16

16.      Payments............................................................ 17

17.      Entrenched Provisions............................................... 18

18.      Further Provisions.................................................. 18

19.      Redenomination...................................................... 20

20.      Governing Law....................................................... 20

21.      Submission to Jurisdiction.......................................... 20

22.      Assignment.......................................................... 20

Schedule 1 SCHEDULE 1NOTICE OF DRAWDOWN OF INTERCOMPANY LOAN................. 21

Schedule 2 SOLVENCY CERTIFICATE.............................................. 22

Schedule 3 FORM OF INTERCOMPANY LOAN CONFIRMATION............................ 24

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THIS SECOND AMENDED  INTERCOMPANY LOAN TERMS AND CONDITIONS DATED 20 MARCH 2002
FURTHER AMENDS AND RESTATES THE INTERCOMPANY LOAN TERMS AND CONDITIONS DATED 26 MARCH 2001

WHEREAS:

(A) On 26 March 2001 Granite Mortgages 01-1 plc (the "FIRST ISSUER") shall make a loan to Granite Finance Funding Limited ("FUNDING") on the terms set out in these terms and conditions (the "INTERCOMPANY LOAN TERMS AND CONDITIONS") and the separate intercompany loan confirmation dated 26 March 2001 (the "FIRST ISSUER INTERCOMPANY LOAN CONFIRMATION" and, together with the Intercompany Loan Terms and Conditions, the "FIRST ISSUER INTERCOMPANY LOAN AGREEMENT").

(B) From time to time Funding may enter into new intercompany loan agreements with New Issuers which shall be made on the terms set out in these Intercompany Loan Terms and Conditions (as the same may be amended from time to time in the manner set out herein) and the relevant new intercompany loan confirmation (each a "NEW INTERCOMPANY LOAN
       CONFIRMATION" and, together with these Intercompany Loan Terms and Conditions, a "NEW INTERCOMPANY LOAN AGREEMENT").

(C) References in these Intercompany Loan Terms and Conditions to an "ISSUER" shall refer to the First Issuer and any New Issuer from time to time. References in these Intercompany Loan Terms and Conditions to an
       "INTERCOMPANY LOAN AGREEMENT" shall refer to the First Issuer Intercompany Loan Agreement and any New Intercompany Loan Agreement entered into from time to time. References in these Intercompany Loan Terms and Conditions to an "INTERCOMPANY LOAN CONFIRMATION" shall refer to the First Issuer Intercompany Loan Confirmation and any New Intercompany Loan Confirmation entered into from time to time.

1.     INTERPRETATION

1.1. Theprovisions of the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule
       Second Amendment and Restatement Deed made on 20 March 2002 between, among others, the parties hereto (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to these Intercompany Loan Terms and Conditions. References in these Intercompany Loan Terms and Conditions to the Intercompany Loan Agreement shall include references to these Intercompany Loan Terms and Conditions as incorporated into the Intercompany Loan Agreement by way of reference and shall be construed accordingly.

2.     THE INTERCOMPANY LOANS

2.1 CONDITIONS PRECEDENT: Save as an Issuer and the Security Trustee may otherwise agree, a related Intercompany Loan will not be available for utilisation unless:

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       (a)    Funding  and  such  Issuer  have  signed  an   Intercompany   Loan
              Confirmation (generally in the form set out in Schedule 3 (Form of Intercompany Loan Confirmation) to these Intercompany Loan Terms and Conditions);

       (b) the Issuer has confirmed to Funding (with a copy of such confirmation to the Security Trustee) that it or its advisers have received all of the information and documents listed in Schedule 1 to the Intercompany Loan Confirmation in form and substance satisfactory to the Issuer and such Issuer's advisers;

       (c) the conditions set out in Clause 5.1 (Drawdown conditions relating to an Intercompany Loan) have been satisfied; and

       (d) Funding has established in respect of any Issuer an Issuer Reserve Fund, Issuer Liquidity Reserve Fund or any other reserve fund or liquidity facility (and has established or procured the establishment of appropriate ledgers therefor), to the extent required by the Rating Agencies in connection with the drawing of an Intercompany Loan by Funding from an Issuer and the issuance of Notes by such Issuer.

2.2 NEW INTERCOMPANY LOAN AGREEMENTS: Funding may at any time, by written notice to the Security Trustee and the Rating Agencies, enter into a New Intercompany Loan Agreement with a New Issuer and borrow additional money thereunder (each a "NEW INTERCOMPANY LOAN"). Each New Intercompany Loan will be financed by the issue of New Notes by the New Issuer, and will only be permitted if the following conditions precedent are satisfied on the Drawdown Date:

       (a) the New Issuer has satisfied the conditions precedent set forth in Clause 2.1 (Conditions precedent) hereof;

       (b) the proceeds of the New Intercompany Loan are used by Funding in accordance with Clause 3.1 (Purpose and Application of the Intercompany Loan) hereof;

       (c) each of the Rating Agencies confirms in writing to the Security Trustee that there will not, as a result of the New Issuer issuing any New Notes, be any adverse effect on (i) the then current ratings by the Rating Agencies of the existing Notes of any Issuer, the proceeds of which have been advanced to Funding pursuant to, inter alia, these Intercompany Loan Terms and Conditions;

       (d) no Intercompany Loan Event of Default under any Intercompany Loan Agreement is continuing or unwaived at the relevant drawdown date;

       (e) there is no debit balance on any Principal Deficiency Ledger as at the relevant date specified above;

       (f) Funding entering into, as required by the Rating Agencies or otherwise, any additional agreements (including any new bank account agreement and any new guaranteed investment contract

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              agreement, if required, in relation to any New Issuer) as a result of entering into the New Intercompany Loan; and

       (g)    any  other  relevant   conditions   precedent   specified  in  the
              Intercompany Loan Confirmation.

3.     PURPOSE

3.1 PURPOSE AND APPLICATION OF AN INTERCOMPANY LOAN: An Intercompany Loan shall be used by Funding either:

       (a) to pay to the Mortgages Trustee Funding's Initial Contribution for the Funding Share in respect of any New Trust Property (which shall increase the Funding Share of the Trust Property); and/or

       (b) to fund a Further Contribution to the Mortgages Trustee in order to increase the Funding Share of the existing Trust Property; and/or

       (c) to refinance the existing debt of Funding, including any existing Intercompany Loan; and/or

       (d)    to fund or partly  fund the Issuer  Reserve  Fund of the  relevant
              Issuer.

3.2 APPLICATION OF AMOUNTS: Without prejudice to the obligations of Funding under this Clause 3, neither the Security Trustee nor any of the Funding Secured Creditors shall be obliged to concern themselves as to the application of amounts raised by Funding under an Intercompany Loan Agreement.

4.     LIMITED RECOURSE

4.1 RECOURSE LIMITED TO AVAILABLE FUNDS: Notwithstanding the terms of any other provision in any Intercompany Loan Agreement, each of the Issuer and the Security Trustee agree that the liability of Funding in respect of its obligations to repay principal and pay interest or any other amounts due under the relevant Intercompany Loan Agreement or for any breach of any other representation, warranty, covenant or undertaking of Funding under the relevant Intercompany Loan Agreement shall be limited to:

       (a) in respect of amounts payable prior to the enforcement of the Funding Security:

              (i) the amount of Funding Available Revenue Receipts in respect of interest, fees or other amounts (but excluding principal) payable by Funding to the relevant Issuer, but only to the extent of an amount of Funding Available Revenue Receipts remaining after paying amounts of a higher order of priority and providing for amounts payable pari passu therewith in accordance with, and subject to, the relevant Funding Pre- Enforcement Revenue Priority of Payments; and

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              (ii)   the  amount of  Funding  Available  Principal  Receipts  in respect of principal payable by Funding to the relevant Issuer, but only to the extent of the amount of Funding Available Principal Receipts payable by Funding to such Issuer as determined by, and subject to, the rules set forth in the relevant Funding Pre-Enforcement Principal Priority of Payments; and

       (b) in respect of amounts payable following enforcement of the Funding Security, amounts received or recovered by Funding, the Security Trustee or a Receiver appointed on behalf of the Security Trustee, but only to the extent of such amount thereof as remains after paying amounts of a higher order of priority and providing for amounts payable pari passu therewith in accordance with, and subject to, the Funding Post-Enforcement Priority of Payments,

      provided that the application  of  such  amounts set forth in sub-clauses
      (a) and (b) above to the discharge of Funding's obligations under an Intercompany Loan Agreement shall be subject to the terms of the Funding Deed of Charge.

4.2 SHORTFALL ON FINAL REPAYMENT DATE: On the Final Repayment Date of an Intercompany Loan, the amount of interest and principal due and payable on such Intercompany Loan shall be an amount equal to the sum available to pay all outstanding interest and/or principal amounts due (including interest and principal amounts deferred and unpaid) on such Intercompany Loan after paying amounts of a higher order of priority in accordance with the relevant Funding Priority of Payments. To the extent that on the Final Repayment Date of an Intercompany Loan there is a shortfall between the amount available to Funding to pay such interest and principal on such Intercompany Loan and the amount of interest and principal due and payable on such Intercompany Loan, the Issuer agrees that Funding shall not be obliged to pay that shortfall to such Issuer and that any claim that such Issuer may otherwise have against Funding in respect of that shortfall will be extinguished.

5.     UTILISATION OF THE INTERCOMPANY LOANS

5.1 DRAWDOWN CONDITIONS RELATING TO AN INTERCOMPANY LOAN: Save as otherwise provided in the relevant Intercompany Loan Agreement, an Intercompany Loan will be made available by an Issuer to Funding on the relevant Closing Date if:

       (a) the Notes have been issued by such Issuer and the subscription proceeds have been received by or on behalf of such Issuer;

       (b) not later than 17.00 (London time) on such Closing Date (or such later time as may be agreed by Funding, such Issuer and the Security Trustee), such Issuer has received from Funding a Drawdown Notice requesting a drawing under an Intercompany Loan Agreement (with copy of such Drawdown Notice to the Security Trustee), receipt of which shall (subject to the terms of such Intercompany Loan Agreement and to the issue of the Notes by such Issuer) oblige Funding to borrow the whole of the amount requested in the Drawdown Notice on the date stated in the Drawdown Notice (which shall be the
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              Closing  Date)  upon the  terms  and  subject  to the  conditions contained in such Intercompany Loan Agreement;

       (c)    Funding has confirmed in the relevant Drawdown Notice that:

              (i) no Intercompany Loan Event of Default has occurred and is continuing unremedied (if capable of remedy) or unwaived or would result from the making of such Intercompany Loan;

              (ii) the representations set out in Clause 12 (Representations and warranties of Funding) are true on and as of the Closing Date by reference to the facts and circumstances then existing;

       (d) the aggregate principal amount of such Intercompany Loan to be drawn on the Drawdown Date would not exceed the amount available for drawing under such Intercompany Loan Agreement as at the relevant Drawdown Date;

       (e) a group income election has been made under Section 247 of the Income and Corporation Taxes Act 1988, as amended, in relation to Funding and such Issuer , provided that such election will only be required to the extent necessary in order that payments of interest can be made by Funding to an Issuer without there being a requirement to deduct income tax at source; and

       (f) Funding has delivered to the Security Trustee a solvency certificate in form and substance satisfactory to the Security Trustee and substantially in the form set out in Schedule 2 to these Intercompany Loan Terms and Conditions.

5.2 SINGLE DRAWING OF THE INTERCOMPANY LOAN: Each Intercompany Loan will only be available for drawing in one amount by Funding on the Closing Date subject to satisfaction of the matters specified in Clause 2.1 (Conditions precedent) and Clause 5.1 (Drawdown conditions relating to an Intercompany Loan).

6.     INTEREST

6.1 INTEREST PERIODS: The first Interest Period will commence on (and include) the Drawdown Date of an Intercompany Loan and end on (but exclude) the first Payment Date falling thereafter. Each subsequent Interest Period shall commence on (and include) a Payment Date and end on (but exclude) the next following Payment Date.

6.2    DETERMINATION OF INTERCOMPANY LOAN INTEREST AMOUNT AND FEES:

       (a) The Agent Bank shall, as soon as practicable after 11.00 a.m. (London time) on the Distribution Date immediately preceding the relevant Payment Date, determine and notify the relevant Issuer, Funding, the Cash Manager and the Security Trustee of the sterling amount (the "INTEREST AMOUNT") payable in respect of such Interest Period in respect of the Outstanding Principal Balance of the relevant Intercompany Loan. The Interest Amount payable to an Issuer in respect of such Issuer's related Intercompany

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              Loan on each  Payment  Date  shall  be  equal  to the  amount  of interest required by such Issuer on such Payment Date to fund (by payment to any Swap Provider or otherwise) the amount payable on such Payment Date by such Issuer on the outstanding Notes of such Issuer and certain other amounts as set forth in the relevant Intercompany Loan Confirmation.


       (b) In addition to the foregoing, on each Payment Date or as and when required, in connection with the provision of an Intercompany Loan, Funding will pay additional fees to an Issuer calculated to be an amount equal to the amount required by such Issuer to pay or provide for all other amounts, if any, falling due on that Payment Date, including amounts payable by such Issuer as set forth in the relevant Intercompany Loan Confirmation; provided, however, that such fee shall not include amounts of interest and principal due on the Notes issued by such Issuer and tax that can be met out of such Issuer's profits.

       (c) If the Agent Bank does not at any time for any reason determine the Interest Amount for any of the Intercompany Loans in accordance with paragraph (a) above, the Security Trustee shall (subject to it being indemnified to its satisfaction) determine the Interest Amount for each Intercompany Loan and any such determination shall be deemed to have been made by the Agent Bank.

       (d) All notifications, opinions, determinations, certificates, calculations and decisions given, expressed, made or obtained for the purposes of this Clause 6, whether by the Agent Bank or the Security Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on Funding, the relevant Issuer, the Cash Manager, the Agent Bank, the Security Trustee and (in such absence as aforesaid) no liability to Funding shall attach to such Issuer, the Agent Bank, the Security Trustee or the Cash Manager in connection with the exercise or non-exercise by them or any of them of their powers, duties and discretions hereunder.

       (e) Notwithstanding the foregoing, Funding and each Issuer agree that, to the extent that such Issuer receives from Funding on any Payment Date an amount of interest and/or fees which such Issuer uses to credit the Principal Deficiency Ledger of such Issuer (but only to the extent of any deficiency resulting from (i) Losses on the Mortgage Loans that have been allocated by Funding to such Issuer, and (ii) the application of Funding Available Principal Receipts to fund any liquidity reserve fund of such Issuer, and not as a result of any other principal deficiency of such Issuer), such amount of interest and/or fees will be re-characterised as, and will constitute, a repayment of principal in respect of the Intercompany Loan of such Issuer, and will thereby reduce the Outstanding Principal Balance of such Intercompany Loan on such Payment Date by such amount.

       6.3 PAYMENT ON PAYMENT DATES: Interest payable on each Intercompany Loan shall be payable on the Payment Dates specified in the Intercompany Loan Confirmation.

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7.     REPAYMENT

7.1 REPAYMENT OF INTERCOMPANY LOAN PRINCIPAL AMOUNT: The Principal Amount repayable to an Issuer in respect of such Issuer's related Intercompany Loan on each Payment Date shall equal the amount of principal required by such Issuer on such Payment Date to fund (by payment to any Swap Provider or otherwise) the amount repayable on such Payment Date by such Issuer on the outstanding Notes of such Issuer as set forth in the relevant Intercompany Loan Confirmation.

7.2 REPAYMENT ON PAYMENT DATES: Each Intercompany Loan shall be repaid on the Payment Dates specified in the related Intercompany Loan Confirmation.

7.3 RE-CHARACTERISATION AS PRINCIPAL: Funding and each Issuer agree that certain interest and fee amounts paid to an Issuer as set forth in Clause 6.2(e) shall reduce the Outstanding Principal Balance repayable by Funding to such Issuer in respect of such Issuer's related Intercompany Loan.

7.4 ALLOCATION OF LOSSES: Save as otherwise provided herein, Funding and each Issuer agree that all Losses sustained on the Mortgage Loans during a Trust Calculation Period applied in reduction of the Funding Share of the Trust Property on the Distribution Date immediately succeeding such Trust Calculation Period pursuant to Clause 12 (Allocation of Losses) of the Mortgages Trust Deed shall be applied on such date in reducing the Outstanding Principal Balance repayable by Funding to any Issuer in respect of such Issuer's Intercompany Loan by an amount equal to:

                                   A x B
                                   -----
                                     C

       where,

       A  =   the amount of such Losses  applied in  reduction  of the Funding
              Share on the relevant Distribution Date;

       B  =   the Outstanding  Principal  Balance of the Intercompany  Loan on
              such Distribution Date; and

       C  =   the aggregate Outstanding Principal Balances of the Intercompany
              Loans of all Issuers on such Distribution Date;

      and for the purposes of "B" and "C" above, the Outstanding Principal Balance of an Intercompany Loan shall be reduced by the Principal Amount Outstanding on such Distribution Date of any Special Repayment Notes issued by the related Issuer.

8.     PREPAYMENT

8.1    PREPAYMENT FOR TAXATION OR OTHER REASONS: If:

       (a) Funding is required to withhold or deduct from any payment of principal or interest in respect of any Intercompany Loan any amount for or on account of Tax; or

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       (b)    the  relevant  Issuer is  required  to withhold or deduct from any payment of principal, interest or premium in respect of its Notes any amount for or on account of Tax; or

       (c) an Intercompany Loan becomes illegal as described in Clause 10 (Illegality);

       then, without prejudice to the obligations of Funding under Clause 10 (Illegality) and subject to Clause 11 (Mitigation), the relevant Issuer may require Funding to prepay, on any Payment Date, having given not more than 60 days and not less than 30 days' (or such shorter period as may be required by any relevant law in the case of any Intercompany Loan which becomes illegal pursuant to Clause 10 (Illegality)) prior written notice to the Issuer and the Note Trustee (or on or before the latest date permitted by the relevant law in the case of Clause 10 (Illegality)) and while the relevant circumstances continue, the related Intercompany Loan without penalty or premium but subject to Clause 15 (Default interest and indemnity), provided that such Issuer is able to repay its Notes on such Payment Date from funds received from repayment of such Intercompany Loan.

8.2 PREPAYMENT AT OPTION OF ISSUER: An Issuer, at its option, may require Funding to prepay the outstanding principal amount of an Intercompany Loan (together with any accrued interest) on any Payment Date on which such Issuer has decided to exercise its option, if any, to redeem in full the Notes issued by such Issuer. The Issuer shall give Funding not more than 60 days' and not less than 30 days' prior written notice of such Issuer's decision to exercise its option to require Funding to prepay the relevant Intercompany Loan. Any prepayment by Funding will be made without penalty or premium but will be subject to Clause 15 (Default interest and indemnity).

8.3 APPLICATION OF MONIES: Each Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to Clause 8.1 (Prepayment for taxation or other reasons) or Clause 8.2 (Prepayment at option of Issuer) in making prepayments under the relevant Notes issued by such Issuer.

9.     TAXES

9.1 NO GROSS UP: All payments by Funding under the Intercompany Loan Agreement shall be made without any deduction or withholding for or on account of, and free and clear of, any Taxes, except to the extent that Funding is required by law to make payment subject to any Taxes.

9.2 TAX RECEIPTS: All Taxes required by law to be deducted or withheld by Funding from any amounts paid or payable under an Intercompany Loan Agreement shall be paid by Funding when due and Funding shall, within 30 days of the payment being made, deliver to the relevant Issuer evidence satisfactory to such Issuer (including all relevant Tax receipts) that the payment has been duly remitted to the appropriate authority.

10.    ILLEGALITY

       If, at any time, it is unlawful for an Issuer to make, fund or allow to remain outstanding an Intercompany Loan made by it under the related Intercompany Loan Agreement, then such Issuer

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

       shall, promptly after becoming aware of the same, deliver to Funding, the Security Trustee and the Rating Agencies a certificate to that effect and if such Issuer so requires, Funding shall promptly to the extent necessary to cure such illegality prepay such Intercompany Loan subject to and in accordance with the provisions of Clause 8.1 (Prepayment for taxation or other reasons).

11.    MITIGATION

       If circumstances arise in respect of an Issuer which would, or would upon the giving of notice, result in:

       (a) the prepayment of an Intercompany Loan pursuant to Clause 10 (Illegality);

       (b) a withholding or deduction from the amount to be paid by Funding on account of Taxes, pursuant to Clause 9 (Taxes), then, without in any way limiting, reducing or otherwise qualifying the obligations of Funding under this Agreement, such Issuer shall:

              (i) promptly upon becoming aware of the circumstances, notify the Security Trustee, Funding and the Rating Agencies; and

              (ii) upon written request from Funding, take such reasonable steps as may be practical to mitigate the effects of those circumstances including (without limitation) the assignment by novation of the Intercompany Loan Agreement of such Issuer of all of such Issuer's rights under such Intercompany Loan Agreement to, and assumption by novation of all such Issuer's obligations under such Intercompany Loan Agreement by, another company, which is willing to participate in the relevant Intercompany Loan in its place and which is not subject to (a) and/or (b) above, provided that no such transfer or assignment and transfer by novation of such Intercompany Loan Agreement may be permitted unless the Rating Agencies confirm in writing to Funding and the Security Trustee that there will be no downgrading of the then current rating of the Notes issued by such Issuer as a result and Funding indemnifies such Issuer for any reasonable costs and expenses properly incurred as a result of such transfer or assignment.

12.    REPRESENTATIONS AND WARRANTIES OF FUNDING

12.1 REPRESENTATIONS AND WARRANTIES: Funding makes the representations and warranties set out in this Clause 12 to each Issuer and the Security Trustee (as trustee for each of the Funding Secured Creditors).

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

12.2   STATUS:

(a) It is a limited liability company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings; and

(b) it has the power to own its property and assets and to carry on its business as it is being conducted. 12.3POWERS AND AUTHORITY: It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of, each of the Transaction Documents to which it is a party.

12.4 LEGAL VALIDITY: Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute, a legal, valid and binding obligation of Funding.

12.5 NON-CONFLICT: The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents including, without limitation, borrowing pursuant to the terms of an Intercompany Loan Agreement or granting any security contemplated by the Transaction Documents will not:

       (a) result in the existence or imposition of, nor oblige it to create, any Security Interest in favour of any person (other than the Security Trustee for itself and on behalf of the other Funding Secured Creditors or as otherwise contemplated in the Transaction Documents) over all or any of its present or future revenues or assets;

       (b) conflict with any document which is binding upon it or any of its assets;

       (c)    conflict with its constitutional documents; or

       (d) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

12.6 NO LITIGATION: It is not a party to any material litigation, arbitration or administrative proceedings and, to its knowledge, no material litigation, arbitration or administrative proceedings are pending or threatened against it.

12.7   NO  DEFAULT:   No  Intercompany  Loan  Event  of  Default  is  continuing unremedied (if capable of remedy) or unwaived or would result from the making of any Intercompany Loan.

12.8 AUTHORISATIONS: All governmental consents, licences and other approvals and authorisations required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

12.9 REGISTRATION REQUIREMENTS: Except for due registration of the Funding Deed of Charge under Section 395 of the Companies Act 1985, it is not necessary that the Funding Deed of Charge or an Intercompany Loan
       Agreement be filed, recorded or enrolled with any authority or that, except for registration fees payable at Companies Registry in respect of the Security Documents, any stamp, registration or similar tax be paid on or in respect thereof.

12.10 RANKING OF SECURITY: The security conferred by the Funding Deed of Charge constitutes a first priority security interest of the type described, and over the security assets referred to, in the Funding Deed of Charge and the Funding Charged Property is not subject to any prior or pari passu Security Interests.

12.11  NO OTHER BUSINESS:

(a) It has not traded or carried on any business since its date of incorporation or engaged in any activity whatsoever that is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that it will engage; and

(b) it is not party to any material agreements other than the Transaction Documents.

12.12  OWNERSHIP:

(a) Its entire issued share capital is legally and beneficially owned and controlled by Holdings; and

(b)    its shares are fully paid.

12.13 GOOD TITLE AS TO ASSETS: Subject to the Security Interests created under the Funding Deed of Charge, it is and will remain the absolute beneficial owner of the Funding Share and absolute legal and beneficial owner of all other assets charged or assigned by the Funding Deed of Charge to which it is a party.

12.14 TAX: It is incorporated in Jersey but is centrally managed and controlled from its branch office established in the UK (registered overseas company number FC022999 and branch number BR0051916).

12.15 REPETITION: The representations in this Clause 12 (Representations and Warranties of Funding) shall survive the execution of the Intercompany Loan Agreement and the making of each Intercompany Loan under the relevant Intercompany Loan Agreement, and shall be repeated by Funding on each Drawdown Date of each Intercompany Loan by reference to the facts and circumstances then existing.

13.    COVENANTS

13.1 DURATION: The undertakings in this Clause 13 (Covenants) shall remain in force from the date of the relevant Intercompany Loan Agreement for so long as any amount is or may be outstanding under such Intercompany Loan Agreement.

13.2   INFORMATION:  Funding shall supply to the Security Trustee and the Rating
       Agencies:

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

       (a) as soon as the same are available its audited accounts for that Financial Year; and

       (b) promptly, such other information in connection with the matters contemplated by the Transaction Documents as the Security Trustee or the Rating Agencies may reasonably request.

13.3 NOTIFICATION OF DEFAULT: Funding shall notify the relevant Issuer and the Security Trustee of any Intercompany Loan Event of Default (and the steps, if any, being taken to remedy it) or any event which with the giving of notice or lapse of time or certification would constitute the same promptly upon Funding becoming aware of the occurrence of each Intercompany Loan Event of Default or such other event.

13.4   AUTHORISATIONS: Funding shall promptly:

(a)    obtain, maintain and comply with the terms of; and

(b) upon request, supply certified copies to the Issuer and the Security Trustee of,

       any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document to which it is a party.

13.5 PARI PASSU RANKING: Funding shall procure that its obligations under the Transaction Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law.

13.6 NEGATIVE PLEDGE: Funding shall not create or permit to subsist any security interest (including but not limited to any mortgage, standard security, charge (whether legal or equitable), assignment by way of security, pledge, lien, hypothecation or other security interest securing any obligation of any person (including, without limitation, any trust or arrangement having the effect of providing security)) over or in respect of any of its assets (unless arising by operation of law) other than as provided pursuant to the Transaction Documents.

13.7 DISPOSALS; MERGERS AND ACQUISITIONS: Funding shall not, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, assign, transfer, lease or otherwise dispose of or grant any option over all or any part of its assets, properties or undertakings or any interest, estate, right, title or benefit therein, other than as provided for pursuant to the Transaction Documents. In addition to the foregoing:

       (a) Funding shall not enter into any amalgamation, demerger, merger or reconstruction; and

       (b)    Funding  shall not  acquire  any  assets or  business  or make any
              investments   other  than  as   contemplated  in  the  Transaction
              Documents.

13.8   LENDING AND BORROWING:

       (a)    Except  as  provided  or   contemplated   under  the   Transaction
              Documents, Funding shall not make any loans or provide any other form of credit to any person.

       (b) Funding shall not give any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which Funding assumes any liability of any other person.

       (c) Funding shall not incur any indebtedness in respect of any borrowed money other than under the Transaction Documents.

13.9   SHARES AND DIVIDENDS: Funding shall not:

       (a) declare or pay any dividend or make any other distribution in respect of any of its shares other than in accordance with the Funding Deed of Charge;

       (b) issue any further shares or alter any rights attaching to its issued shares as at the date hereof; or

       (c)    repay or redeem any of its share capital.

13.10  CHANGE OF BUSINESS:

       (a) Funding shall not carry on any business or engage in any activity other than as contemplated by the Transaction Documents or which is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that Funding will engage.

       (b)    Other than in respect  of an  Issuer,  Funding  shall not have any
              subsidiaries   or  subsidiary   undertakings  as  defined  in  the
              Companies Act 1985, as amended.

       (c)    Funding shall not own any premises.

13.11  TAX:

       (a) For so long as is necessary in order that payments of interest can be made by Funding to an Issuer without there being a requirement to deduct income tax at source, Funding shall join with each Issuer in making a group income election under section 247 of the Income and Corporation Taxes Act 1988 (as amended) in relation to any such payments as are referred to in section 247(4) of that Act and which are made under the relevant Intercompany Loan Agreement by Funding to the related Issuer and Funding will ensure that no steps will be taken (whether by act, omission or otherwise) by it which would reasonably be expected to lead to the revocation or invalidation of the aforementioned election. Funding shall immediately notify such Issuer and the Security Trustee if it becomes aware that the aforementioned election has ceased to be in full force and effect or if circumstances arise, of which it is aware, which would be reasonably likely to result in that election ceasing to be in full force and effect; and

       (b) Funding shall not apply to become part of any group for the purposes of section 43 of the Value Added Tax Act 1994 (as amended) with an Issuer unless required to do so by law.

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

13.12 UNITED STATES ACTIVITIES: Funding will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

13.13 FUNDING LEDGERS: Funding shall maintain, or cause to be maintained, the Funding Ledgers in accordance with the Cash Management Agreement.

14.    DEFAULT

14.1   INTERCOMPANY LOAN EVENTS OF DEFAULT: Each of the events set out in Clause
       14.2 (Non-payment) to Clause 14.8 (Ownership) (inclusive) is an Intercompany Loan Event of Default (whether or not caused by any reason whatsoever outside the control of Funding or any other person).

14.2 NON-PAYMENT: Subject to Clause 4.1 (Recourse limited to available funds), Funding does not pay on the due date or for a period of five London Business Days after such due date any amount payable by it under any Intercompany Loan Agreement at the place at and in the currency in which it is expressed to be payable.

14.3 BREACH OF OTHER OBLIGATIONS: Funding does not comply in any material respect with any of its obligations under the Transaction Documents (other than those referred to in Clause 14.2 (Non-payment)) and such non-compliance, if capable of remedy, is not remedied promptly and in any event within twenty London Business Days of Funding becoming aware of the non-compliance or receipt of a notice from the Security Trustee requiring Funding's non-compliance to be remedied.

14.4 MISREPRESENTATION: A representation, warranty or statement made or repeated in or in connection with any Transaction Document or in any document delivered by or on behalf of Funding under or in connection with any Transaction Document is incorrect in any material respect when made or deemed to be made or repeated.

14.5   INSOLVENCY:

       (a) An order is made or an effective resolution is passed for the winding up of Funding (except, in any such case, a winding-up or dissolution for the purpose of a reconstruction, amalgamation or merger the terms of which have been previously approved by the Security Trustee or as approved by an Extraordinary Resolution of the Class A Noteholders of all Issuers); or

       (b)    Except   for  the   purposes   of  an   amalgamation,   merger  or
              restructuring as described in (a) above, Funding ceases or threatens to cease to carry on all or a substantial part of its business or stops payment or threatens to stop payment of its debts or is deemed unable to pay its debts within the meaning of
              Section 123(a), (b), (c) or (d) of the Insolvency Act 1986 (as amended, modified or re-enacted) or becomes unable to pay its debts within the

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

              meaning of Section 132(2) of the Insolvency Act 1986 (as amended, modified or re- enacted); or

       (c) Proceedings are otherwise initiated against Funding under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including, but not limited to, presentation of a petition for an administration order) and (except in the case of presentation of a petition for an administration order) such Proceedings are not, in the opinion of the Security Trustee being disputed in good faith with a reasonable prospect of success; or an administrative receiver or other receiver, liquidator or other similar official being appointed in relation to Funding or in relation to the whole or any substantial part of the undertaking or assets of Funding; or an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of Funding; or a distress, execution, diligence or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of Funding and such possession or process (as the case may be) not being discharged or not otherwise ceasing to apply within 30 days; or Funding initiating or consenting to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganisation or other similar laws or making a conveyance or assignment for the benefit of its creditors generally.

14.6 UNLAWFULNESS: It is or becomes unlawful for Funding to perform any of its obligations under any Transaction Document.

14.7 THE FUNDING DEED OF CHARGE: The Funding Deed of Charge is no longer binding on or enforceable against Funding or effective to create the security intended to be created by it.

14.8 OWNERSHIP: The entire issued share capital of Funding ceases to be legally and beneficially owned and controlled by Holdings.

14.9 ACCELERATION: Upon the Security Trustee's receipt from an Issuer or other party to a Transaction Document of notice of the occurrence of an Intercompany Loan Event of Default which is continuing unremedied and/or has not been waived, the Security Trustee may by written notice to Funding (the "INTERCOMPANY LOAN ENFORCEMENT NOTICE") which is copied to each of the Funding Secured Creditors and the Mortgages Trustee:

       (a) declare the relevant Intercompany Loan and all other Intercompany Loans to be immediately due and payable, whereupon the same shall, subject to Clause 14.10 (Repayment of Intercompany Loans on acceleration), become so payable together with accrued interest thereon and any other sums then owed by Funding under each relevant Intercompany Loan Agreement; and/or

       (b) declare the relevant Intercompany Loan and all other Intercompany Loans to be due and payable on demand of the Security Trustee.

14.10 REPAYMENT OF INTERCOMPANY LOANS ON ACCELERATION: Upon the Security Trustee declaring all Intercompany Loans to be immediately due and payable pursuant to Clause 14.9(a)

       (Acceleration),   the  amount  due  and   payable  in  respect  of  such
       Intercompany Loans shall be paid by Funding without penalty or premium but subject to Clause 15 (Default interest and indemnity).

15.    DEFAULT INTEREST AND INDEMNITY

15.1 DEFAULT LOAN INTEREST PERIODS: If any sum due and payable by Funding under an Intercompany Loan Agreement is not paid on the due date for payment in accordance with the relevant provision of such Intercompany Loan Agreement or if any sum due and payable by Funding under any judgment or decree of any court in connection with an Intercompany Loan Agreement is not paid on the date of such judgment or decree, the period beginning on such due date or, as the case may be, the date of such judgment or decree and ending on the date upon which the obligation of Funding to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "UNPAID SUM") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 15) be selected by the Security Trustee having regard to when such unpaid sum is likely to be paid.

15.2 DEFAULT INTEREST: During each such period relating to an unpaid sum as is mentioned in this Clause 15 an unpaid sum shall bear interest at the rate per annum which the relevant Issuer, acting reasonably, determines and certifies to Funding and the Security Trustee, will be sufficient to enable it to pay interest and other costs and indemnities on or in respect of any amount which such Issuer does not pay as a result of Funding's non-payment under the related Intercompany Loan Agreement, as a result of such unpaid sum not being paid to it.

15.3 PAYMENT OF DEFAULT INTEREST: Any interest which shall have accrued under Clause 15.2 (Default interest) in respect of an unpaid sum shall be due and payable and shall be paid by Funding at the end of the period by reference to which it is calculated or on such other date or dates as the Security Trustee may specify by written notice to Funding.

15.4 BROKEN PERIODS: Funding shall forthwith on demand indemnify an Issuer against any loss or liability that such Issuer incurs as a consequence of any payment of principal being received from any source otherwise than on a Payment Date or an overdue amount being received otherwise than on its due date.

15.5   FUNDING'S PAYMENT INDEMNITY: Funding undertakes to indemnify an Issuer:

       (a) against any cost, claim, loss, expense (including legal fees) or liability together with any amount in respect of Irrecoverable VAT thereon (other than by reason of the negligence or wilful default by such Issuer) which it may sustain or incur as a consequence of the occurrence of any Intercompany Loan Event of Default or any default by Funding in the performance of any of the obligations expressed to be assumed by it in any of the Transaction Documents (other than by reason of negligence or wilful default on the part of such Issuer or prior breach by such Issuer of the terms of any of the Transaction Documents to which it is a party);

       (b) against any loss it may suffer as a result of its funding an Intercompany Loan requested by Funding under a related Intercompany Loan Agreement (which shall include the amounts referred to in Clause 6 of the related Intercompany Loan Confirmation) but not made; and

       (c) against any other loss or liability (other than by reason of the negligence or default of such Issuer or breach by such Issuer of the terms of any of the Transaction Documents to which it is a party (except where such breach is caused by the prior breach of Funding) or loss of profit) it may suffer by reason of having made the related Intercompany Loan available or entering into the related Intercompany Loan Agreement or enforcing any security granted pursuant to the Funding Deed of Charge.

15.6 FUNDING'S WAIVERS: Funding undertakes to the Issuer that it will waive and abandon:

       (a) any right which it has or may have at any time under the existing or future laws of Jersey, whether by virtue of the droit de discussion or otherwise, which requires that recourse be had to the assets of any other person before any claim is enforced against Funding in respect of Funding's obligations hereunder; and

       (b) any right which it at any time has or may have under the existing or future laws of Jersey, whether by virtue of the droit de division or otherwise, which requires that any liability under the indemnity in Clause 15.5 above be divided or apportioned with any other person or reduced in any manner whatsoever.

16.    PAYMENTS

16.1   PAYMENT:

       (a) Subject to Clause 4 (Limited Recourse), interest and principal shall be paid in sterling on the Intercompany Loans for value by Funding to the Issuer Transaction Account specified by the relevant Issuer in the relevant Intercompany Loan Confirmation on each Payment Date and the relevant irrevocable payment instruction for such payment shall be given by Funding by no later than noon to the Issuer Cash Manager under the Issuer Cash Management Agreement (with a copy to the relevant Issuer and the Security Trustee) on the Distribution Date immediately preceding the relevant Payment Date.

       (b) On each date on which an Intercompany Loan Agreement requires any amount other than the amounts specified in Clause 16.1(a) to be paid by Funding under such Intercompany Loan Agreement, Funding shall, unless such Intercompany Loan Agreement specifies otherwise, make the same available to the related Issuer in accordance with the terms of such Intercompany Loan Agreement and by payment in sterling in immediately available, freely transferable, cleared funds to the Issuer Transaction Account specified in the related Intercompany Loan Confirmation or, if such Intercompany Loan Agreement specifies otherwise, to the relevant account or to such other account as such Issuer (with the prior consent of the Security Trustee) may notify to Funding for this purpose.

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

16.2 ALTERNATIVE PAYMENT ARRANGEMENTS: If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for Funding to make any payments under an Intercompany Loan Agreement in the manner specified in Clause 16.1 (Payment), then Funding shall make such alternative arrangements for the payment direct to the relevant Issuer of amounts due under such Intercompany Loan Agreement as are acceptable to the Security Trustee.

16.3 NO SET-OFF: Subject to the terms of the relevant Intercompany Loan Confirmation, all payments required to be made by Funding under an Intercompany Loan Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of, and without any deduction for or on account of, any set-off or counterclaim.

17.    ENTRENCHED PROVISIONS

       Each of Funding, the Issuer and the Security Trustee acknowledge and agree that Funding may from time to time enter into New Intercompany Loan Agreements subject to the provisions of Clause 2 (The Intercompany Loans) of these Intercompany Loan Terms and Conditions. If Funding intends to enter into a New Intercompany Loan Agreement then the provisions of these Intercompany Loan Terms and Conditions may be varied (with the consent of the parties to these Intercompany Loan Terms and Conditions) in the Intercompany Loan Confirmation to the extent necessary to reflect the terms of that New Intercompany Loan PROVIDED THAT no variation shall be made to any of the following terms without the prior written consent of the Funding Secured Creditors and the Rating Agencies:

       (a)    the Payment Dates;

       (b)    Clause 4 (Limited Recourse);

       (c)    Clause 9 (Taxes); and

       (d)    Clause 18.5 (Security Trustee).

18.    FURTHER PROVISIONS

18.1 EVIDENCE OF INDEBTEDNESS: In any proceeding, action or claim relating to an Intercompany Loan Agreement a statement as to any amount due to the relevant Issuer under such Intercompany Loan Agreement which is certified as being correct by an officer of the Security Trustee shall, unless otherwise provided in such Intercompany Loan Agreement, be prima facie evidence that such amount is in fact due and payable.

18.2   AMENDMENTS AND WAIVER:

       (a) Entire Agreement: Each Intercompany Loan Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of such Agreement superseding all prior oral or written understandings other than the other Transaction Documents.

       (b)    Amendments   and   Waiver:   Subject  to  Clause  17   (Entrenched
              Provisions), no amendment or waiver of any provision of an Intercompany Loan Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

       (c) Rights cumulative: The respective rights of each of the parties to an Intercompany Loan Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Intercompany Loan Agreement are cumulative and not exclusive of any remedies provided by law.

18.3 SEVERABILITY: Where any provision in or obligation under an Intercompany Loan Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under such Intercompany Loan Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

18.4 NOTICES: Any notices or other communication or document to be given or delivered pursuant to an Intercompany Loan Agreement to any of the parties thereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17:00 on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of post, and shall be sent to such addresses as are set out in the related Intercompany Loan Confirmation or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 18.4.

18.5   SECURITY TRUSTEE:

       (a) The Security Trustee shall have no responsibility for any of the obligations of an Issuer or any other party to an Intercompany Loan Agreements (other than itself). For the avoidance of doubt, the parties to an Intercompany Loan Agreement acknowledge that the rights and obligations of the Security Trustee under such Intercompany Loan Agreements are governed by the Funding Deed of Charge.

       (b) As between the Security Trustee and the parties hereto any liberty or power which may be exercised or any determination which may be made hereunder by the Security Trustee may be exercised or made in the Security Trustee's absolute discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Funding Deed of Charge.

18.6 COUNTERPARTS: An Intercompany Loan Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

18.7 THIRD PARTY RIGHTS: A person who is not a party to an Intercompany Loan Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

18.8 CORPORATE OBLIGATIONS: To the extent permitted by law, no recourse under any obligation, covenant, or agreement of any person contained in this Agreement shall be had against any shareholder, officer or director of such person as such, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each person expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such person contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any of such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement.

19.    REDENOMINATION

       Each obligation under this Agreement which has been denominated in sterling shall be redominated in Euro in accordance with applicable legislation passed by the European Monetary Union upon such redomination of the Notes.

20.    GOVERNING LAW

       Each Intercompany Loan Agreement is governed by, and shall be construed in accordance with, English law.

21.    SUBMISSION TO JURISDICTION

       Each of the parties to an Intercompany Loan Agreement hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with such Intercompany Loan Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

22.    ASSIGNMENT

       The parties hereto agree that an Intercompany Loan Agreement shall not be assigned to any third party PROVIDED THAT an Issuer may assign an Intercompany Loan Agreement or any of its rights, title, interest or benefit thereunder to the Note Trustee by way of security.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page three.

                                 SCHEDULE 1

               SCHEDULE 1NOTICE OF DRAWDOWN OF INTERCOMPANY LOAN

From: Granite Finance Funding Limited ("FUNDING")

To:   [         ] (the "ISSUER")

Copy: The Bank of New York (the "SECURITY TRUSTEE")



Dear Sirs,

1. We refer to the agreement between, inter alios, ourselves, the Issuer and the Security Trustee (as from time to time amended, varied, novated or supplemented (the "INTERCOMPANY LOAN AGREEMENT")) dated [ ] whereby an Intercompany Loan was made available to Funding. Terms defined in the Intercompany Loan Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Intercompany Loan Agreement and upon the terms and subject to the conditions contained therein, we wish an Intercompany Loan to be made to us as follows:

       (a) Amount: {pound-sterling}[ ] of which {pound-sterling}[ ] is to be retained by you by way of set off against our obligation to reimburse such amount to you on the Closing Date under Clause 6.1 (Fee for provision of the Intercompany Loan of the Intercompany Loan Confirmation).

       (b)    Drawdown Date: [ ]

3. We confirm that no Intercompany Loan Event of Default has occurred and is continuing which has not been waived, or would result from the making of such Intercompany Loan.

4. We confirm that the principal amount of the Intercompany Loan requested does not exceed the amount available under the Intercompany Loan Agreement as at [relevant Drawdown Date].

5. The net proceeds of this drawdown should be credited to our account numbered [ ] with [ ].

Yours faithfully,





For and on behalf of

GRANITE FINANCE FUNDING LIMITED

                                 SCHEDULE 2

                             SOLVENCY CERTIFICATE

GRANITE FINANCE FUNDING LIMITED (the "COMPANY")


To:   [  ]

(the "ISSUER")


The Bank of New York (the "SECURITY TRUSTEE")


We, the undersigned, HEREBY CERTIFY that (i) having made all appropriate searches and investigations of the Company's books and records and the Company's accounts (both management and those required by law); and (ii) the officers of the Company having duly considered the provisions of the insolvency laws of Jersey, Channel Islands and the United Kingdom (including, without limitation, the provisions of sections 123 and 238 to 242 (inclusive) and 423 of the UK Insolvency Act 1986 (the "ACT")):

       (a) an order has not been made or an effective resolution has not been passed for the winding up of the Company (except, in any such case, a winding-up or dissolution for the purpose of a reconstruction, amalgamation or merger the terms of which have been previously approved by the Security Trustee or as approved by an Extraordinary Resolution of the Class A Noteholders of all Issuers); or

       (b) except for the purposes of an amalgamation, merger or restructuring as described in (a) above, the Company has not ceased or threatened to cease to carry on all or a substantial part of its business or has stopped payment or threatened to stop payment of its debts or has been deemed unable to pay its debts within the meaning of Section 123(a), (b), (c) or (d) of the Insolvency Act 1986 (as amended) or has become unable to pay its debts within the meaning of Section 132(2) of the Insolvency Act 1986 (as amended);

       (c) to the best of our knowledge and belief Proceedings have not been otherwise initiated against the Company under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including, but not limited to, presentation of a petition for an administration order) and (except in the case of presentation of a petition for an administration order) such Proceedings are not, as far as we are aware in the opinion of the Security Trustee, being disputed in good faith with a reasonable prospect of success; and no administrative receiver or other receiver, liquidator or other similar official has been appointed in relation to the Company or in relation to the whole or any substantial part of the undertaking or assets of the Company; and no encumbrancer has taken possession of the whole or any substantial part of the undertaking or assets of the Company; and no distress, execution, diligence or other process has been levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Company and such possession or process (as the case may be) has not been discharged or has not otherwise ceased to apply within 30 days; and the Company has not initiated or consented to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganisation or other similar laws and has not made a conveyance or assignment for the benefit of its creditors generally. No equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction;

       (d) neither the entry into of the Transaction Documents to which it is a party nor the making of any drawing nor granting of security under the Transaction Documents to which it is a party would be a transaction at an undervalue within the meaning of section 238 of the Act, since the value of any consideration received by the Company as a result of such drawing and/or grant of security would not be significantly less than the value of any consideration provided by the Company under the Transaction Documents to which it is a party;

       (e) the entry into of the Transaction Documents to which it is a party, any drawing made by the Company under or pursuant to the Transaction Documents to which it is a party, and any security granted by the Company under or pursuant to the Transaction Documents to which it is a party will be entered into or made, as the case may be, by the Company, in good faith and for the purpose of carrying on its business, and there are reasonable grounds for believing that such entry into of such Transaction Documents, such drawings and grants of security would benefit the Company; and

       (f) in entering into the Transaction Documents to which it is a party, making a drawing under or pursuant to the Transaction Documents to which it is a party and/or granting security under or pursuant to the Transaction Documents to which it is a party the Company has no desire to give a preference to any person as contemplated by section 239 of the Act nor is it the purpose of the Company to put assets beyond the reach of a person who is making, or may at some time make, a claim against the Company or of otherwise prejudicing the interests of such a person in relation to the claim which he is making or may make. Terms defined in the Master Definitions Schedule signed for the purposes of identification by Brown & Wood and Clifford Chance Limited Liability Partnership on 26 March 2001 shall have the same respective meanings when used in this Certificate.

DATED [  ]

Signed for and on behalf of Granite Finance Funding Limited

________________________

Director

________________________

Director/Secretary

                                  SCHEDULE 3

                    FORM OF INTERCOMPANY LOAN CONFIRMATION

                       GRANITE FINANCE FUNDING LIMITED

                                [{circle}]
                          as [{circle}] Issuer

                          THE BANK OF NEW YORK
                          as Security Trustee

                             CITIBANK, N.A.
                             as Agent Bank

--------------------------------------------------------------------------------

                            LOAN CONFIRMATION
                       INTERCOMPANY LOAN AGREEMENT

--------------------------------------------------------------------------------

                             Dated [{circle}]

                                CONTENTS

CLAUSE                                                                  PAGE NO.

1.       Interpretation.....................................................  25

2.       Intercompany Loan Terms and Conditions.............................  26

3.       The First Issuer Intercompany Loan.................................  26

4.       Interest...........................................................  26

5.       Repayment..........................................................  27

6.       Certain Fees, etc..................................................  27

7.       Additional Covenants...............................................  29

8.       Declaration of Trust...............................................  29

9.       Addresses..........................................................  29

         SCHEDULE 1  CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN............  31

THIS AGREEMENT is dated [{circle}] between:

(1) GRANITE FINANCE FUNDING LIMITED (registered number 79308) a private limited liability company incorporated under the laws of Jersey, but acting out of its branch office established in England (registered overseas company number FC022999 and branch number BR0051916) at 4th Floor, 35 New Bridge Street, Blackfriars, London EC4V 6BW ("FUNDING");

(2) [{circle}] (registered in England and Wales No. [{circle}]) a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "[{circle}] ISSUER");

(3) THE BANK OF NEW YORK, whose offices are at One Canada Square, 48th Floor, London E14 5AL (the "SECURITY TRUSTEE" which expression shall include such person and all other persons for the time being acting as the security trustee or trustees pursuant to the Funding Deed of Charge); and

(4) CITIBANK, N.A., acting through its offices at 5 Carmelite Street, London EC4Y 0PA (the "AGENT BANK" which expression shall include such person for the time being acting as the agent bank pursuant to the Paying Agent and Agent Bank Agreement).

IT IS AGREED as follows:

1.     INTERPRETATION

1.1 GENERAL INTERPRETATION: The Master Definitions Schedule and the [{circle}] Issuer Master Definitions Schedule signed for the purposes of identification by [{circle}] on [{circle}] (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions Schedule and/or the [{circle}] Issuer Master Definitions Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto, and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 (Interpretation and Construction) of the Master Definitions Schedule and the [{circle}] Issuer Master Definitions Schedule. In the event of a conflict between the Master Definitions Schedule and the [{circle}] Issuer Master Definitions Schedule, the [{circle}] Issuer Master Definitions Schedule shall prevail.

1.2 SPECIFIC TERMS: Unless the context otherwise requires, references in the Intercompany Loan Terms and Conditions to:

      "CLOSING DATE" shall mean the Initial Closing Date;

      "INTERCOMPANY LOAN" shall mean the [{circle}] Issuer Intercompany Loan;

      "INTERCOMPANY LOAN AGREEMENT" shall mean the [{circle}] Issuer Intercompany Loan Agreement;

      "INTERCOMPANY LOAN CONFIRMATION" shall mean the [{circle}] Issuer Intercompany Loan Confirmation;

      "ISSUER"  shall mean the [{circle}] Issuer;

      "ISSUER TRANSACTION ACCOUNT" shall mean the [{circle}] Issuer Transaction Account; and

      "NOTES" shall mean the [{circle}] Issuer Notes.

2.     INTERCOMPANY LOAN TERMS AND CONDITIONS

       Each of the parties to this Agreement agrees that the Intercompany Loan Terms and Conditions signed by Funding, the Security Trustee and the Agent Bank for the purposes of identification on [{circle}] and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had been expressly set out herein. References in this Agreement to "THIS AGREEMENT" shall be construed accordingly.

3.     THE [{circle}] ISSUER INTERCOMPANY LOAN

3.1 GRANT OF [{circle}] ISSUER INTERCOMPANY LOAN: On and subject to the terms of this Agreement, the [{circle}] Issuer hereby grants to Funding a loan in the maximum principal amount of {pound-sterling}[{circle}], which amount corresponds to the principal amount upon issue of the [{circle}] Issuer Notes.

3.2 CONDITIONS PRECEDENT: Save as the [{circle}] Issuer may otherwise agree, the [{circle}] Issuer Intercompany Loan will not be available for utilisation unless the [{circle}] Issuer has confirmed to Funding (with a copy of such confirmation to the Security Trustee) that it or its advisers have received all the information and documents listed in
       Schedule 1 in form and substance satisfactory to the [{circle}] Issuer.

4.     INTEREST

4.1    PAYMENT  SUBJECT  TO  TERMS  OF THE  [{circle}]  ISSUER  CASH  MANAGEMENT
       AGREEMENT: The terms and conditions of this Clause 4 are to be read in conjunction with the provisions of Part 3 of Schedule 2 to the [{circle}] Issuer Cash Management Agreement, as the same may be amended or varied from time to time in accordance with the provisions thereof.

4.2 PAYMENT OF INTEREST: Subject to Clause 4 of the Intercompany Loan Terms and Conditions, on each Payment Date Funding will pay to the [{circle}] Issuer an amount of interest equal to the amount of interest required by the [{circle}] Issuer on such Payment Date (or such other date on which an amount of interest is payable by the [{circle}] Issuer) to fund (by payment to any Swap Provider or otherwise) the amount payable by the [{circle}] Issuer on such Payment Date (or such other date on which an amount of interest is payable by the [{circle}] Issuer) on the [{circle}] Issuer Notes and certain other amounts (including an amount equal to the [{circle}] Issuer's retained profit) as specified in and in accordance with the [{circle}] Issuer Priority of Payments as calculated by the [{circle}] Issuer Cash Manager on the Distribution Date that immediately precedes such Payment Date and communicated by the [{circle}] Issuer Cash Manager to the Agent Bank by the close of business on such Distribution Date.

4.3 INTEREST PERIODS: The first Interest Period shall commence on (and include) the Initial Closing Date and end on (but exclude) the Payment Date falling in July 2001. Each subsequent Interest Period shall commence on (and include) a Payment Date and end on (but exclude) the following Payment Date.

5.     REPAYMENT

5.1    PAYMENT  SUBJECT  TO  TERMS  OF THE  [{circle}]  ISSUER  CASH  MANAGEMENT
       AGREEMENT: The terms and conditions of this Clause 5 are to be read in conjunction with the provisions of Part 4 of Schedule 2 to the [{circle}] Issuer Cash Management Agreement, as the same may be amended or varied from time to time in accordance with the provisions thereof.

5.2 REPAYMENT: Subject to Clause 4 of the Intercompany Loan Terms and Conditions, on each Payment Date Funding will repay to the [{circle}] Issuer an amount of principal equal to the amount of principal required by the [{circle}] Issuer on such Payment Date (or such other date on which an amount of principal is payable by the [{circle}] Issuer) to fund (by payment to any Swap Provider or otherwise) the amount payable by the [{circle}] Issuer on such Payment Date (or such other date on which an amount of principal is payable by the Issuer on the [{circle}] Issuer Notes) on the [{circle}] Issuer Notes, as determined by the [{circle}] Issuer Cash Manager under the terms of the [{circle}] Issuer Cash Management Agreement on the Distribution Date that immediately precedes such Payment Date and communicated by the [{circle}] Issuer Cash Manager to the Agent Bank by the close of business on such Distribution Date.

5.3 ACKNOWLEDGEMENT OF NEW INTERCOMPANY LOANS: The [{circle}] Issuer hereby acknowledges and agrees that from time to time Funding may enter into New Intercompany Loans with New Issuers and that the obligation of Funding to repay this [{circle}] Issuer Intercompany Loan will rank pari passu with the obligations of Funding to repay any such New Intercompany Loan.

6.     CERTAIN FEES, ETC.

6.1 FEE FOR PROVISION OF [{circle}] ISSUER INTERCOMPANY LOAN: In addition to the interest and principal payments to be made by Funding under Clauses 4 and 5, respectively, on each Payment Date (or, in respect of the payment to be made as set forth in (a) below, on the Drawdown Date) or on any other date on which the [{circle}] Issuer notifies Funding, Funding shall pay to the [{circle}] Issuer for same day value to the [{circle}] Issuer Transaction Account a fee for the provision of the [{circle}] Issuer Intercompany Loan (except that in the case of payments due under paragraphs (c), (e), (f) and (j) below, such payments shall be paid when due). Such fee shall be an amount or amounts in the aggregate equal to the following:

       (a) the amount payable on the Drawdown Date as previously communicated to Funding by the [{circle}] Issuer;

       (b) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee pursuant to the [{circle}] Issuer Trust Deed, the [{circle}] Issuer Trust Deed or any other Transaction Document, together with interest thereon as provided therein;

       (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the [{circle}] Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

       (d) the fees, costs and expenses due and payable to the Paying Agents and the Agent Bank pursuant to the Paying Agent and Agent Bank Agreement and the fees, costs and expenses due and payable to the Transfer Agent, the Registrar and the Note Depository;

       (e) any amounts due and payable by the [{circle}] Issuer to the Inland Revenue in respect of the [{circle}] Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the [{circle}] Issuer and subject to the terms of the [{circle}] Issuer Deed of Charge) or any other Taxes payable by the [{circle}] Issuer;

       (f) the fees, costs, charges, liabilities and expenses due and payable to the [{circle}] Issuer Account Bank pursuant to the [{circle}] Issuer Bank Account Agreement (if any);

       (g) the fees, costs, charges, liabilities and expenses due and payable to the [{circle}] Issuer Cash Manager pursuant to the [{circle}] Issuer Cash Management Agreement;

       (h) any termination payment due and payable by the [{circle}] Issuer to a [{circle}] Issuer Swap Provider pursuant to a [{circle}] Issuer Swap Agreement;

       (i) the fees, costs, charges, liabilities and expenses due and payable to the Corporate Services Provider pursuant to the Corporate Services Agreement; and

       (j) any other amounts due or overdue by the [{circle}] Issuer to third parties including the Rating Agencies and the amounts paid by the [{circle}] Issuer under the Subscription Agreement and the Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (b) to (j) above, together with, (i) in respect of taxable supplies made to the [{circle}] Issuer, any amount in respect of any VAT or similar tax payable in respect thereof against production of a valid tax invoice; and (ii) in respect of taxable supplies made to a person other than the [{circle}] Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the [{circle}] Issuer Pre-Enforcement Revenue Priority of Payments in the [{circle}] Issuer Cash Management Agreement.

6.2 SET-OFF: Funding and each of the other parties to the Intercompany Loan Agreement agree that the [{circle}] Issuer shall be entitled to set-off those amounts due and payable by Funding pursuant to this Clause 6 on the Initial Closing Date against the amount to be advanced by the [{circle}] Issuer to Funding under the [{circle}] Issuer Intercompany Loan on the Initial Closing Date.

7.     ADDITIONAL COVENANTS

       Funding undertakes to establish the [{circle}] Issuer Liquidity Reserve Fund, and an appropriate ledger therefor, on behalf of the [{circle}] Issuer should the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms the then current ratings of the [{circle}] Issuer Notes will not be adversely affected by such ratings downgrade). Any such [{circle}] Issuer Liquidity Reserve Fund and the [{circle}] Issuer Liquidity Reserve Ledger shall be established and maintained in accordance with the provisions of the Cash Management Agreement.

8.     DECLARATION OF TRUST

       The [{circle}] Issuer declares the Security Trustee, and the Security Trustee hereby declares itself, trustee of all the covenants, undertakings, rights, powers, authorities and discretions in, under or in connection with this Agreement for the Funding Secured Creditors in respect of the Funding Secured Obligations owed to each of them respectively upon and subject to the terms and conditions of the Funding Deed of Charge.

9.     ADDRESSES

       The addresses referred to in Clause 18.4 (Notices) of the Intercompany Loan Terms and Conditions are as follows:

       THE SECURITY TRUSTEE:

       For the attention of:[{circle}]

       Address:[{circle}]

       Facsimile: [{circle}]

       THE [{circle}] ISSUER:

       For the attention of:[{circle}]

       Address:[{circle}]

       Telephone: [{circle}]

       Facsimile: [{circle}]

       FUNDING:

       For the attention of:[{circle}]

       Address:[{circle}]

       Telephone: [{circle}]

       Facsimile: [{circle}]

       RATING AGENCIES:

       MOODY'S: [{circle}]

       For the attention  of:[{circle}]

       Telephone:  [{circle}]

       Facsimile:

       S&P: [{circle}]

       For the attention of: [{circle}]

       Telephone:  [{circle}]

       Facsimile:

       FITCH: [{circle}]

       For the attention of:[{circle}]

       Telephone: [{circle}] Facsimile:

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.

                                  SCHEDULE 1



                  CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN

1.    AUTHORISATIONS

       (a)    A  copy  of  the  memorandum  and  articles  of  association   and
              certificate of incorporation of Funding.

       (b) A copy of a resolution of the board of directors of Funding authorising the entry into, and the execution and performance of, each of the Transaction Documents to which Funding is a party and authorising specified persons to execute those on its behalf.

       (c)    A certificate of a director of Funding certifying:

              (i)    that each  document  delivered  under this  paragraph  1 of
                     Schedule 1 is correct, complete and in full force and effect as at a date no later than the date of the Intercompany Loan Agreement and undertaking to notify the [{circle}] Issuer (with a copy of such certification to the Security Trustee) if that position should change prior to the Drawdown Date; and

              (ii) as to the identity and specimen signatures of the directors and signatories of Funding.

2.     SECURITY

       (a)    The Funding Deed of Charge duly executed by the parties thereto.

       (b) Duly completed bank account mandates in respect of the Funding GIC Account and the Funding Transaction Account.

       (c)    Security Power of Attorney for Funding.

3.     LEGAL OPINION

       Legal opinions of:

       (a) [{circle}], English legal advisers to the Seller, the [{circle}] Issuer and Funding, addressed to the Security Trustee; and

       (b) [{circle}], U.S. legal advisers to the Seller, the [{circle}] Issuer and Funding, addressed to the Security Trustee.

4.     TAX

       Evidence of a group income election made under section 247 of the Income and Corporation Taxes Act 1988 in relation to Funding and the [{circle}] Issuer.

5.     TRANSACTION DOCUMENTS

       Duly   executed copies of:

       (a)    the [{circle}] Issuer Deed of Charge;

       (b)    the [{circle}] Issuer Trust Deed;

       (c)    the Cash Management Agreement;

       (d)    the Global Notes;

       (e)    the Corporate Services Agreement;

       (f)    the Currency Swap Agreements;

       (g)    the Basis Rate Swap Agreements;

       (h)    the Bank Account Agreement;

       (i) the Master Definitions Schedule and the [{circle}] Issuer Master Definitions Schedule;

       (j)    the Paying Agent and Agent Bank Agreement;

       (k)    the Start-up Loan Agreement;

       (l)    the Mortgage Sale Agreement;

       (m)    the Mortgages Trust Deed;

       (n)    the Administration Agreement;

       (o)    the Mortgages Trustee Guaranteed Investment Contract;

       (p)    the Funding Guaranteed Investment Contract;

       (q)    the Funding ([{circle}] Issuer) Guaranteed Investment Contract;

       (r)    the Post Enforcement Call Option Agreement;

       (s)    the Subscription Agreement;

       (t)    the Underwriting Agreement;

       (u)    the Seller Power of Attorney;

       (v)    the Funding Deed of Charge;

       (w)    the Depository Agreement;

       (x)    the [{circle}] Issuer Cash Management Agreement;

       (y)    the Funding ([{circle}] Issuer) Bank Account Agreement; and

       (z)    the [{circle}] Issuer Bank Account Agreement.

6.     BOND DOCUMENTATION

       (a) Confirmation that the [{circle}] Issuer Notes have been issued and the subscription proceeds received by the [{circle}] Issuer; and

       (b)    Copy of the Prospectus and the Offering Circular.

7.     MISCELLANEOUS

       Solvency certificates from Funding signed by two directors of Funding in or substantially in the form set out in Schedule 2 (Solvency Certificate) to the Intercompany Loan Terms and Conditions.

                                EXECUTION PAGE


EXECUTED for and on behalf of       )
GRANITE FINANCE FUNDING LIMITED     )
by:                                 )

_______________________
Authorised Signatory
Name:

Title:

EXECUTED for and on behalf of       )
GRANITE MORTGAGES 01-1 PLC          )
by:                                 )

_______________________
Authorised Signatory
Name:

Title:
EXECUTED for and on behalf of       )
THE BANK OF NEW YORK                )
by:                                 )


_______________________
Authorised Signatory
Name:

Title:

EXECUTED for and on behalf of       )
CITIBANK, N.A.                      )
by:                                 )



_______________________

Authorised Signatory

                                EXECUTION PAGE

Executed on 26 March 2001 for the purposes of identification by:

EXECUTED for and on behalf of         )
GRANITE FINANCE FUNDING LIMITED       )
by:                                   )



__________________________

Authorised Signatory

Name:

Title:


EXECUTED for and on behalf of        )
THE BANK OF NEW YORK                 )
by:                                  )


__________________________
Authorised Signatory
Name:

Title:


EXECUTED for and on behalf of       )
CITIBANK, N.A.                      )
by:                                 )

_________________________
Authorised Signatory